    As filed with the Securities and Exchange Commission on December 9, 1996

                                                       Registration No. 33-82960
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 1 to
      Form S-8 - - Registration Statement Under The Securities Act of 1933

                           ---------------------------

                                  HBO & COMPANY
               (Exact name of issuer as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   37-0986839
                      (I.R.S. Employer Identification No.)

                           301 Perimeter Center North
                             Atlanta, Georgia 30346
               (Address of principal executive offices) (zip code)

                          ----------------------------

            HBO & COMPANY 1983 EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                            (Full title of the plan)

                          ----------------------------

                               Jay M. Lapine, Esq.
                                  HBO & Company
                           301 Perimeter Center North
                             Atlanta, Georgia 30346
                     (Name and address of agent for service)

                          ----------------------------

                                 (770) 393-6000
          (Telephone number, including area code, of agent for service)

                          ----------------------------

          WITH COPY TO:  Lisa A. Stater, Esq.
                         Jones, Day, Reavis & Pogue
                         3500 One Peachtree Center
                         303 Peachtree Street, N.E.
                         Atlanta, Georgia 30308-3242
                         (404) 521-3939

                         Calculation of Registration Fee

No additional registration fee is due because no additional shares are being registered.

                                Page 1 of 4 Pages

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 4 of the registrant's Form S-8 is amended as follows:

Item 4.   Description of Securities

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     With respect to securities to be offered to employees of the registrant, a Delaware corporation (the "Company"), which are subject to the securities laws of the State of Israel, the following legend shall apply:

          "THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY.


                                Page 2 of 4 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of December, 1996.

                                        HBO & COMPANY

                                        By:/s/ Charles W. McCall
                                           --------------------------------
                                           Charles W. McCall
                                           President, Chief Executive
                                           Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                    Title                    Date
      ---------                    -----                    ----

/s/ Charles W. McCall         President, Chief
--------------------------    Executive Officer and
Charles W. McCall             Director (Principal
                              Executive Officer)       December 9, 1996


/s/ Jay P. Gilbertson         Executive Vice President
--------------------------    - Finance, Secretary,
Jay P. Gilbertson             Treasurer, Chief
                              Financial Officer and
                              Principal Accounting
                              Officer (Principal
                              Financial and Accounting
                              Officer)                 December 9, 1996


           *
--------------------------
Holcombe T. Green, Jr.       Chairman of the Board


           *                  Director
--------------------------
Alfred C. Eckert III


           *                  Director
--------------------------
Alton F. Irby III


                              Director
--------------------------
Philip A. Incarnati


                                Page 3 of 4 Pages

           *                  Director
--------------------------
Gerald E. Mayo


           *                  Director
--------------------------
James V. Napier


           *                  Director
--------------------------
Charles E. Thoele



           *                  Director
--------------------------
Donald C. Wegmiller


*By:/s/ Jay P. Gilbertson
    ----------------------
    Jay P.  Gilbertson,                                December 9, 1996
    Attorney-in-fact


                                Page 4 of 4 Pages